Exhibit 10(p)

                                            [CONFORMED COPY WITH SUBSTANTIALLY
                                             ALL EXHIBITS CONFORMED AS EXECUTED]


                          INTERSTATE/JOHNSON LANE, INC.


                             NOTE PURCHASE AGREEMENT


                           DATED AS OF APRIL 15, 1997


                    $21,000,000 SENIOR SECURED NOTES DUE APRIL 15, 2007

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                                TABLE OF CONTENTS
                                                                           PAGE
1. PURCHASE AND SALE OF NOTES................................................1
      1.1 Issue of Notes.....................................................1
      1.2 The First Closing..................................................1
      1.3 The Second Closing.................................................2
      1.4 Closing Fee........................................................2
      1.5 Security...........................................................2
2. WARRANTIES AND REPRESENTATIONS............................................3
3. CLOSING CONDITIONS........................................................3
      3.1 First Closing......................................................3
      3.2 Second Closing.....................................................3
4. PAYMENTS..................................................................3
      4.1 Interest Payment...................................................3
      4.2 Required Principal Payments........................................3
      4.3 Optional Principal Payments........................................4
      4.4 Partial Payment Pro Rata...........................................5
      4.5 Notation of Notes on Payment.......................................5
      4.6 Offer to Pay upon Change in Control................................5
      4.7 No Other Payments of Principal; Acquisition of Notes...............8
      4.8 Payments on Notes..................................................8
5. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.............................9
      5.1 Registration of Notes..............................................9
      5.2 Exchange of Notes..................................................9
      5.3 Replacement of Notes..............................................10
      5.4 Issuance Taxes....................................................10
      5.5 Limitation on Transfer to Competitors.............................10
      5.6 Securities Act Legends............................................11
6. GENERAL COVENANTS........................................................12
      6.1 Payment of Taxes and Claims.......................................12
      6.2 Maintenance of Properties and Existence...........................12
      6.3 Maintenance of Security Licenses..................................13
      6.4 Payment of Notes and Maintenance of Office........................13
      6.5 ERISA.............................................................13
      6.6 Maintenance of Business Characteristics...........................14
      6.7 Maintenance of Ownership..........................................14
      6.8 Subsidiary Guaranties.............................................14
      6.9 Transactions with Affiliates......................................14
      6.10 Private Offering.................................................15
      6.11 Ranking of Notes.................................................15
      6.12 Further Assurances...............................................15
7. FINANCIAL COVENANTS......................................................15
      7.1 Required Net Capital..............................................15
      7.2 Consolidated Tangible Net Worth...................................16
      7.3 Limitation on Indebtedness........................................17

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      7.4 Restricted Payments and Restricted Investments....................18
      7.5 Merger; Sale of Assets; Restricted Subsidiary Stock...............19
8. REPORTING COVENANTS......................................................22
      8.1 Financial and Business Information................................22
      8.2 Manager's Certificates............................................24
      8.3 Accountants'Certificates..........................................25
      8.4 Inspection........................................................25
      8.5 Confidentiality...................................................25
9. EVENTS OF DEFAULT........................................................26
      9.1 Events of Default.................................................26
      9.2 Default Remedies..................................................30
      9.3 Annulment of Acceleration of Notes................................31
10. INTERPRETATION OF THIS AGREEMENT........................................32
      10.1 Terms Defined....................................................32
      10.2 Accounting Principles............................................50
      10.3 Section Headings and Table of Contents and Construction..........50
      10.4 Governing Law....................................................50
11. PURCHASER REPRESENTATIONS...............................................50
      11.1 Purchase of Notes................................................50
      11.2 ERISA............................................................51
12. MISCELLANEOUS...........................................................52
      12.1 Communications...................................................52
      12.2 Reproduction of Documents........................................52
      12.3 Survival.........................................................53
      12.4 Successors and Assigns...........................................53
      12.5 Amendment and Waiver.............................................53
      12.6 Consent to Jurisdiction..........................................55
      12.7 Expenses.........................................................56
      12.8 Entire Agreement.................................................56
      12.9 Execution in Counterpart.........................................56


Attachment A      --    Warranties and Representations
Attachment B      --    First Closing Conditions Precedent
Attachment C      --    Second Closing Conditions Precedent
Annex 1           --    Information as to Purchasers
Annex 2           --    Payment Instructions at Closing
Annex 3           --    Information as to the Company
Exhibit A         --    Form of Note
Exhibit B         --    Form of Subsidiary Guaranty
Exhibit C         --    Form of Indenture
Exhibit D         --    Form of Pledge Agreement
Exhibit E1        --    Form of Company Counsel's Closing Opinion
Exhibit E2        --    Form of Trustee's Counsel's Closing Opinion
Exhibit E3        --    Form of Special Counsel's Closing Opinion

                                       ii
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Exhibit F1        --    Form of Company Secretary's Certificate
Exhibit F2        --    Form of Subsidiary Secretary's Certificate
Exhibit G1        --    Form of Company Officer's Certificate
Exhibit G2        --    Form of Company Secretary's Certificate

                          INTERSTATE/JOHNSON LANE, INC.

                             NOTE PURCHASE AGREEMENT

                    $21,000,000 SENIOR SECURED NOTES DUE APRIL 15, 2007

                                                    Dated as of April 15, 1997

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202

Ladies and Gentlemen:

      Interstate/Johnson Lane, Inc., (together with its successors and assigns, the "Company"), a Delaware corporation, hereby agrees with you as follows:

1.    PURCHASE AND SALE OF NOTES

      1.1   Issue of Notes.

      The Company will authorize the issue of Twenty-One Million Dollars ($21,000,000) in aggregate principal amount of its Senior Secured Notes due April 15, 2007 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with this Agreement, and as amended from time to time, the "Notes"). The Notes shall be in the form of Exhibit A, and shall have the terms as herein and therein provided.

      1.2   The First Closing.

            (a) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 in reference to the First Closing at one hundred percent (100%) of the principal amount thereof.

            (b) The Closing. The first closing (the "First Closing") of the Company's sale of Notes will be held on April 17, 1997 (the "First Closing Date") at 9:00 a.m., local time, at the office of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103. At the First Closing, the Company will deliver to you one or more Notes (as set forth below your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the First Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2, which shall be an account at a bank located in the United States of America.

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      1.3   The Second Closing.

            (a) Notice. On or after the First Closing Date, and prior to July 1, 1997, the Company may, but shall not be required to, deliver to the Purchaser an irrevocable written notice specifying:

                  (i) the date (the "Second Closing Date") of the second closing
            (the "Second Closing"), which shall be not more than ninety (90) days after the First Closing Date and which shall be not less than three (3) Business Days after the date of the giving of such notice; and

                  (ii) the amount of the Notes to be sold at the Second Closing, which shall be in an aggregate principal amount not less than One Million Dollars ($1,000,000) in multiples of One Hundred Thousand Dollars ($100,000) and not greater than Five Million Dollars ($5,000,000).

            (b) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes at the Second Closing specified in accordance with Section 1.3(a) at one hundred percent (100%) of the principal amount thereof. The failure of the Company to deliver a notice complying with the provisions of Section 1.3(a) shall relieve the Purchaser of the obligation to purchase Notes after the First Closing Date.

            (c) The Second Closing. The Second Closing of the Company's sale of Notes will be held on the Second Closing Date at 9:00 a.m., local time, at the office of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103. At the Second Closing, the Company will deliver to you one or more Notes in the denominations complying with this
      Section 1.3, dated the Second Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2, which shall be an account at a bank located in the United States of America.

      1.4   Closing Fee.

      In consideration of your commitment to purchase the Notes at the First Closing and at the Second Closing, the Company agrees to pay to you on the First Closing Date and on the Second Closing Date, a fee equal to three and six hundred seventy-six one-thousandths percent (3.676%) of the principal amount of each of the Notes purchased by you at each of the First Closing and the Second Closing.

      1.5   Security.

      The Company's obligations in respect of the Notes will be secured by a pledge of the capital stock of the Restricted Subsidiaries, a pledge of a Twenty One Million Dollar ($21,000,000) subordinated loan maturing March 31, 2011 from the Company to IJLC and guarantees of the Notes and the obligations hereunder by certain of the Restricted Subsidiaries.

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2.    WARRANTIES AND REPRESENTATIONS

      To induce you to enter into this Agreement and to purchase and pay for the Notes to be delivered to you at the First Closing and the Second Closing, the Company makes the warranties and representations set forth in Attachment A, effective as of the First Closing Date, which are incorporated herein by reference with the same force and effect as though set forth herein in full.

3.    CLOSING CONDITIONS

      3.1   First Closing.

      Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Notes to be delivered to you at the First Closing, are subject to the conditions precedent set forth in Attachment B, which are incorporated herein by reference with the same force and effect as though set forth herein in full, and the failure by the Company to satisfy all such conditions shall relieve you, at your election, of all obligations set forth in the Financing Documents. The failure of the Company to satisfy such conditions shall not operate to relieve the Company of its obligations hereunder or to waive any of your rights against the Company.

      3.2   Second Closing.

      Your obligations under this Agreement to purchase and pay for the Notes to be delivered to you at the Second Closing are subject to the conditions precedent set forth in Attachment C, which are incorporated herein by reference with the same force and effect as though set forth herein in full, and the failure by the Company to satisfy all such conditions shall relieve you, at your election, of all such obligations. The failure of the Company to satisfy such conditions shall not operate to relieve the Company of its obligations hereunder or to waive any of your rights against the Company.

4.    PAYMENTS

      4.1   Interest Payment.

      Interest on the Notes shall be computed and paid in the manner and on the dates provided in the Notes.

      4.2   Required Principal Payments.

      The Company shall pay (each such payment a "Scheduled Principal Payment"), and there shall become due and payable, an amount of the principal of the Notes equal to the Scheduled Principal Payment Amount on April 15 in each year beginning on April 15, 2001 and ending on April 15, 2007, inclusive. Each such Scheduled Principal Payment shall be at one hundred percent (100%) of the principal amount prepaid, together with interest accrued thereon to the date of payment. The principal of the Notes remaining outstanding on April 15, 2007, together with interest accrued thereon, shall become due and payable on April 15, 2007. The "Scheduled Principal Payment Amount" shall equal 14.2857143% of the principal amount of the Notes outstanding on the close of business on the Second Closing Date.

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      4.3   Optional Principal Payments.

            (a) Optional Principal Payments. The Company may pay the principal amount of the Notes in whole or in part, at any time, in amounts equal to or greater than Five Hundred Thousand Dollars ($500,000) (or, if the aggregate outstanding principal amount of the Notes is less than Five Hundred Thousand Dollars ($500,000) at such time, then such principal amount), together with

                  (i) an amount equal to the Make-Whole  Amount due at such time in respect of the principal amount of the Notes being so paid, and

                  (ii) interest on such principal amount then being paid accrued to the payment date.

            (b) Notice of Optional Payment. The Company will give notice of any optional payment of the Notes to each holder of Notes not less than thirty
      (30) days nor more than sixty (60) days before the specified payment date, stating:

                  (i)   the specified payment date;

                  (ii) the Section under which the payment is to be made;

                  (iii) the principal amount of each Note to be paid on such date;

                  (iv) the interest to be paid on each such Note, accrued to the specified payment date; and

                  (v) the calculation (with details) of an estimated  Make-Whole
            Amount (calculated as if the date of such notice was the date of payment) due in connection with such payment.

      Notice of payment having been so given, the aggregate principal amount of the Notes to be paid stated in such notice (at one hundred percent (100%) of the principal amount thereof), together with the Make-Whole Amount determined as of the specified payment date, if any, and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date. Two (2) Business Days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Officer specifying the details of the calculation of such Make-Whole Amount as of the specified payment date, and including a copy of the source of interest rate information used in the calculation thereof (confirmed by the sending on the same day by overnight courier of such certificate and information).

            (c) Effect of Optional Payments on Required Payments. The amount of each payment of principal of the Notes made pursuant to this Section 4.3 will, at the time of such payment, be applied against and reduce the then remaining Scheduled Principal Payments in the inverse order of the due dates of such payments.

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      4.4   Partial Payment Pro Rata.

      If at the time any required or optional prepayment under this Section 4 is due there is more than one Note outstanding, the aggregate principal amount of each required or optional partial prepayment of the Notes shall be allocated among the holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

      4.5   Notation of Notes on Payment.

      Upon any partial payment of a Note, the holder of such Note may (but shall not be required to), at its option,

            (a) surrender such Note to the Company pursuant to Section 5.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

            (b) make such Note available to the Company for notation thereon of the portion of the principal so paid, or

            (c) mark such Note with a notation thereon of the portion of the principal so paid.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

      4.6   Offer to Pay upon Change in Control.

            (a) Notice of Change in Control Notice Event. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Senior Officer (including, without limitation, via the receipt of notice of a Change in Control Notice Event from any holder of Notes), the Company will, not later than five (5) days after such obtaining of knowledge, give notice of such Change in Control Notice Event to each holder of Notes. Such notice will

                  (i)   refer to this Section 4.6(a),

                  (ii) be dated the date of the sending of such notice,

                  (iii) specify,  in reasonable  detail,  the nature and date of the Change in Control Notice Event, and

                  (iv) be executed by a Senior Officer.

            (b) Offer in Respect of a Change in Control. In connection with a Change in Control, the Company shall make one (1) irrevocable separate offer to each holder of Notes to pay the entire principal of all of such holder's Notes (together with any interest accrued and unpaid thereon, but without a Make-Whole Amount), on a date (the "Change in Control Payment Date") specified in such offer, which date will be not less than ten (10) days nor more than twenty (20) days after the date the making of such offer to the holders of the Notes. If the Change in Control Payment Date shall not be specified in such offer, the Change in Control Payment Date shall be the tenth (10th) day after the date of the making of such offer.

            (c)   Timing of Offer.

                  (i) Change in Control  Requiring  Company Action.  The Company
            will not take any action that consummates or finalizes a Change in Control unless

                        (A) the offer  required  by Section  4.6(b) is given not
                  later than ten (10) days prior, nor earlier than twenty (20) days prior, to the consummation or finalization of such Change in Control, and

                        (B) contemporaneously with such action, the Company pays
                  all Notes in respect of which such offer shall have been accepted.

                  (ii) Other Change in Control. If a Change in Control has occurred in respect of which the Company did not take any action to consummate or finalize, the offer required by Section 4.6(b) shall be given not later than five (5) days after a Senior Officer obtains knowledge of such Change in Control.

                  (iii) Failure to Respond. If the Company shall not have received a written response to such offer from any holder of Notes at least five (5) days prior to the expiration of the specified offer period, then the Company shall immediately redeliver such offer to each such holder of Notes.

            (d) Content of Offer. Each such offer will

                  (i)   refer to this Section 4.6(b),

                  (ii) be dated the date of the sending of such offer,

                  (iii) describe in reasonable detail the nature and material terms of the Change in Control,

                  (iv) specify the Change in Control Date and the Change in Control Payment Date,

                  (v) specify the last date upon which the offer can be accepted
            or  rejected,   and  the  consequences  of  failing  to  provide  an
            acceptance or rejection as provided in Section 4.6(e),

                  (vi) specify the  principal  amount of each Note  outstanding, and the interest that would be due on each Note offered to be paid if such offer was accepted, accrued to the Change in Control Payment Date, and state that no Make-Whole Amount will be paid in connection with such payment,

                  (vii) represent that this Section has been complied with, to the extent applicable, and

                  (viii)      be executed by a Senior Officer.

            (e) Acceptance, Rejection. To accept or reject such offered payment, a holder of Notes shall send a notice of acceptance or rejection to the Company prior to the expiration of the specified offer period. A failure to respond to any such written offer of payment as provided in this
      Section 4.6(e) shall be deemed to constitute an acceptance of such offer.

            (f) Deferral of Obligation to Pay. The obligation of the Company to pay the principal of the Notes pursuant to the offers required by Section 4.6(b) and accepted in accordance with Section 4.6(e) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances have been made. In the event that such Change in Control does not occur on or prior to the specified Change in Control Payment Date in respect thereof, such payment shall be deferred until and shall be made on the Change in Control Date (as deferred). The Company shall keep each holder of Notes reasonably and timely informed of

                  (i) any deferral in, and the expected  dates of, the Change in
            Control Date and the Change in Control Payment Date, and

                  (ii) any  determination  by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 4.6 in respect of such Change in Control shall be deemed rescinded, provided that if such abandoned Change in Control is revived, it shall be deemed to be a new Change in Control hereunder).

      If the Change in Control Payment Date is deferred, the Company will promptly deliver to the holders of the Notes the information required by
      Section 4.6(d), updated accordingly.

            (g) Material Alteration in Transaction. If, prior to the Change in Control Payment Date, the terms of the transaction constituting the related Change in Control are altered in any material respect, the Company will immediately notify each holder of Notes of the details of such alteration. Each holder of Notes will have the right to reverse its acceptance or rejection of such offer (if already accepted or rejected) until the end of the fifth (5th) day following the day on which such holder is notified by the Company of such alteration. Each holder of Notes which reverses its acceptance or rejection of such offer shall notify the Company thereof during such five (5) day period. If any holder of Notes fails to notify the Company of a reversal of its acceptance or rejection of such offer during such five (5) day period, such holder of Notes shall be deemed to have confirmed such acceptance or rejection. The Change in Control Payment Date will be deferred, to the extent necessary, to accommodate such five (5) day period, and the Company will promptly deliver to the holders of the Notes the information required by Section 4.6(d), updated accordingly.

            (h) Payment. The offered payment shall be made at one hundred percent (100%) of the principal amount of the Notes to be prepaid (together with any interest accrued and unpaid thereon, determined as of the Change in Control Payment Date). Two (2) days prior to the making of such payment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Officer specifying the amounts and the due dates of the then remaining Scheduled Principal Payments determined after giving effect to such payment.

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            (i) Effect of Partial Payments on Scheduled Principal Payments.  The
      amount of each  payment of  principal  of the Notes made  pursuant to this
      Section 4.6, will, at the time of such payment, be applied against and reduce each of the then remaining Scheduled Principal Payments by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

      4.7   No Other Payments of Principal; Acquisition of Notes.

      Except for payments of principal made in accordance with this Section 4, the Company may not make any payment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless

            (a) the Company or such Subsidiary or Affiliate shall have offered to acquire Notes, pro rata, from all holders of the Notes upon the same terms,

            (b) such offer will remain open for at least thirty (30) days from the date the offer is received by each holder of Notes,

            (c) the Company will provide each holder of Notes with sufficient information (including, without limitation, a calculation of the estimated Make-Whole Amount that would be due if the Company were to pay, in accordance with Section 4.3, the amount of Notes in respect of which such offer is being made) to enable each such holder to make an informed decision with respect to such offer, and

            (d) the Company will promptly provide each holder of Notes which shall inquire (and as often as any such holder shall request) a written list of all holders of Notes indicating the amount of the holdings of each and whether such holder shall have accepted or rejected such offer, as of the date of the provision of such list.

In case the Company acquires any Notes, such Notes will thereafter be cancelled and no Notes will be issued in substitution therefor. The aggregate principal amount of Notes so repurchased by the Company shall be applied against and reduce the then remaining Required Principal Payments in the inverse order of the due dates of such payments.

      4.8   Payments on Notes.

            (a) Manner of Payment. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer of immediately available funds, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute direction or designation (as appropriate) by the Purchaser to the Company with respect to payments to be made to the Purchaser as aforesaid. In the absence of written direction or designation, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to
      Section 5.1.

            (b) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

            (c) Payments, When Received. Any payment to be made to a holder of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

5.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

      5.1   Registration of Notes.

      The Company will keep at its office, maintained pursuant to Section 6.4, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with
Section 5.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 5.2.

      5.2   Exchange of Notes.

            (a) Exchange of Notes. Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.4, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 5.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred in denominations of less than One Million Dollars ($1,000,000), provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

            (b) Costs.  The Company will pay the cost of  delivering  to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

      5.3   Replacement of Notes.

      Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an institutional investor or a nominee of an institutional investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

      5.4   Issuance Taxes.

      The Company will pay all taxes (if any) due (but not, in any event, income taxes) in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

      5.5   Limitation on Transfer to Competitors.

            (a) Transfer to Competitors. No holder of Notes may, without the prior written consent of the Company, transfer its Notes to a Competitor, provided that the prior written consent of the Company will not be required in connection with any of the following transfers:

                  (i) a transfer to a Person  which is a holder of Notes at such time;

                  (ii) a transfer by a holder of Notes to a Person  which is not a Competitor;

                  (iii)  a  transfer   by  a  holder  of  Notes  to  an  Allowed
            Intermediary for the purpose of resale to a Person which is not a Competitor; and

                  (iv) a transfer  made at any time after a Senior  Officer  has obtained knowledge (including knowledge obtained by notification by a holder of Notes) of the existence and continuation for thirty (30) days of an Event of Default, until such Event of Default is no longer continuing and the Company has informed the holders of the Notes in writing thereof.

            (b)   Competitor Defined.  The term "Competitor" means

                  (i) (A) any Person or any subsidiary of any such Person that is listed on Part 5.5 of Annex 3, or

                        (B) a registered broker-dealer with capital in excess of
                  One Hundred Million Dollars ($100,000,000),

            (each a "Broker-Dealer"), or

                  (ii)  a Person that

                        (A) owns and controls  more than fifty  percent (50%) of
                  the equity interest (determined by voting rights) of any Broker-Dealer, and

                        (B) does not, at all times  while such Person  holds any
                  Notes, have procedures and policies in effect to reasonably assure that non-public information obtained pursuant hereto with respect to the Company or any Subsidiary will not be shared with or made available to such Broker-Dealer.

      The Purchaser shall not be deemed to be a Competitor hereunder. In determining whether a Person is a Competitor pursuant to the immediately preceding clause (ii), reliance may be placed on a written representation of such Person.

            (c) Allowed Intermediary Defined. An "Allowed Intermediary" is a financial intermediary engaged by a holder of Notes to effect the transfer of Notes, provided that

                  (i) such financial  intermediary  is purchasing the Notes only for prompt resale to a Person which is not a Competitor, and

                  (ii) only pricing information and information that is publicly available with respect to the Notes is provided by the transferor to a financial intermediary that is a Competitor.

      In determining compliance with the immediately preceding clause (i), reliance may be placed on a written representation of such financial intermediary.

      5.6   Securities Act Legends.

      Each Note issued prior to the second anniversary of the Second Closing shall contain the following legend:

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act of 1933.

Notes issued after such date shall not contain such legend. On or after the second anniversary of the Second Closing (or such earlier date as may be permitted under applicable securities law) any holder of Notes may return any of the Notes held by it in exchange for a Note that does not contain such legend, and any transferee of a Note may request in writing to the Company that Notes issued to such transferee not contain such legend, in which cases the Company shall issue such Notes without such legend.

6.    GENERAL COVENANTS

      The Company covenants that on and after the First Closing Date and so long as any of the Notes shall be outstanding:

      6.1   Payment of Taxes and Claims.

      The Company will, and will cause each Restricted Subsidiary to, pay before they become delinquent,

            (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

            (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, could reasonably be expected to result in the creation of a Lien upon its Property, provided, that items of the foregoing description need not be paid

            (i)  while  being   contested  in  good  faith  and  by  appropriate
      proceedings as long as book reserves in compliance with GAAP have been established and maintained and exist with respect thereto, and

            (ii) so long as the title of the Company or the Restricted Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

      6.2   Maintenance of Properties and Existence.

      The Company will, and will cause each Restricted Subsidiary to:

            (a) Property -- maintain its Property in good condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (b) Insurance -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated;

            (c) Financial Records -- keep adequate books of records and accounts of its business transactions that permit the provision of accurate and complete financial statements in accordance with GAAP;

            (d) Legal Existence and Rights -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, company and partnership existence, rights (charter and statutory) and franchises, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, provided that this Section 6.2(d) is subject in each case to Section 7.5; and

            (e) Compliance with Law -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violation or failure to obtain could be reasonably expected to have a Material Adverse Effect.

      6.3   Maintenance of Security Licenses.

      The Company will cause IJLC to at all times be registered as a broker-dealer with the SEC under the Securities Exchange Act, be registered with state securities authorities in each state where IJLC is required to be so registered, be a member organization in good standing of the NYSE and the NASD, and to the extent necessary, with the CFTC under the CEA as a futures commission merchant.

      6.4   Payment of Notes and Maintenance of Office.

      The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company referred to in Section 12.1 where notices, presentations and demands in respect hereof or of the Notes may be made upon it. Such office will be maintained at such address until such time as the Company will notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

      6.5   ERISA.

            (a) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

                  (i) engage in any  "prohibited  transaction"  (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                  (ii) incur with respect to any Pension  Plan any  "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                  (iii) terminate any Pension Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                  (iv) fail to make any payment required by section 515 of ERISA;

                  (v) incur any  withdrawal  liability  under  Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

                  (vi) incur any  liability or suffer the  existence of any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC,

      if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

      6.6   Maintenance of Business Characteristics.

            (a) Line of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if as a result thereof, the business of the Company and the Restricted Subsidiaries, considered as a whole, will not be substantially the same as the businesses engaged in by such Persons during the fiscal year of the Company ended September 30, 1996 and activities that are ancillary, incidental or necessary to the ongoing business of the Company and the present and future Restricted Subsidiaries as conducted during such fiscal year.

            (b) Maintenance of Status. The Company will cause IJLC to, at all times, maintain its status, among the consolidated group of the Company and the Restricted Subsidiaries, as the principal underwriter of and dealer in securities products.

      6.7   Maintenance of Ownership.

      The Company will at all times hold legal and beneficial title to the entire outstanding equity interest of IJLC and to all Securities and instruments exchangeable for, convertible into, or representing the right to purchase, any equity interest in IJLC.

      6.8   Subsidiary Guaranties.

      The Company will cause each Person which becomes a Restricted Subsidiary other than CapTrust to duly authorize, execute and deliver to each holder of Notes a Subsidiary Guaranty within 30 days of so becoming a Restricted Subsidiary of the Company.

      6.9   Transactions with Affiliates.

      The Company will not, nor will it permit any Restricted Subsidiary to, at any time, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

      6.10  Private Offering.

      The Company will not, nor will it permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

      6.11  Ranking of Notes.

      The Notes shall at all times rank as direct unsubordinated obligations of the Company, shall rank at least pari passu with all other unsubordinated Indebtedness of the Company present and future, and shall rank senior to all capital stock, limited partnership interests, general partnership interests, membership interests and all other equity interests in the Company that may from time to time exist.

      6.12  Further Assurances.

            (a) Generally. The Company will, and will cause each Restricted Subsidiary to, execute and deliver, within 30 days after any request therefor by the Required Holders, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the Liens, rights and remedies of the holders of Notes under, the Financing Documents.

            (b) Pledge of Restricted Subsidiary Stock. The Company will and will cause each Restricted Subsidiary to, deliver to the Trustee all capital stock of Restricted Subsidiaries that is obtained by the Company or any Restricted Subsidiary after the First Closing Date, within thirty (30) days after becoming the owner thereof (including capital stock of Persons that become Restricted Subsidiaries after the First Closing Date) to be pledged pursuant to the Pledge Agreement, provided that the membership interest of CapTrust shall not be so pledged. The Company will, and will cause each Restricted Subsidiary to, execute and deliver, within thirty
      (30) days after any request therefor by the Required Holders, all further instruments and documents and take all further action that may be necessary, in order to create and perfect Liens in favor of the Trustee in such capital stock.

7.    FINANCIAL COVENANTS

      7.1   Required Net Capital.

      The Company will not permit, at any time,

            (a) (i) NYSE Net Capital to be less than one hundred fifty percent (150%) of NYSE Required Net Capital, and

                  (ii) SEC Net Capital to be less than one hundred fifty percent
            (150%) of SEC Required Net Capital,

      in each case determined at such time, and

            (b) Excess Net Capital to be less than Seventeen Million Dollars ($17,000,000), determined as of the then most recently ended fiscal quarter of the Company.

      7.2   Consolidated Tangible Net Worth.

      The Company will not permit, on any date (the "determination date"), Consolidated Tangible Net Worth to be less than the sum of

            (a)   on any date

                  (i) prior to  October  31,  1997,  Fifty-Six  Million  Dollars
            ($56,000,000), and

                  (ii) on or after October 31, 1997, the greater of

                        (A) eighty-five  percent (85%) of Consolidated  Tangible
                  Net Worth, determined as of October 31, 1997, or

                        (B)   Fifty Million Dollars ($50,000,000), plus

            (b)   on any date

                  (i) prior to October 31,  1997,  an amount equal to 50% of its
            Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal quarter after December 31, 1996, and

                  (ii) on or after  October 31, 1997,  an amount equal to 50% of its Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal quarter after October 31, 1997, plus

            (c)   on any date, an amount equal to the greater of

                  (i)   Zero Dollars ($0) or

                  (ii)  (A)  if  such  date  is  prior  to  October  31,   1997,
                  seventy-five percent (75%) of an amount equal to

                              (I) the net proceeds from each sale of all capital
                        stock of the Company sold by the Company subsequent to December 31, 1996 to Persons other than Subsidiaries (including in such net proceeds the net amount paid upon issuance and exercise of a right to acquire any capital stock, or to convert a convertible debt security to capital stock, but excluding any amount paid to the Company upon issuance of such convertible debt security), minus

                              (II) the aggregate  amount of cash expended by the
                        Company subsequent to December 31, 1996 in repurchasing or redeeming capital stock of the Company, and

                        (B) if such  date is on or after to  October  31,  1997,
                  seventy-five percent (75%) of an amount equal to

                              (I) the net proceeds from each sale of all capital
                        stock of the Company sold by the Company subsequent to October 31, 1997 to Persons other than Subsidiaries (including in such net proceeds the net amount paid upon issuance and exercise of a right to acquire any capital stock, or to convert a convertible debt security to capital stock, but excluding any amount paid to the Company upon issuance of such convertible debt security), minus

                              (II) the aggregate  amount of cash expended by the
                        Company subsequent to October 31, 1997 in repurchasing or redeeming capital stock of the Company.

      7.3   Limitation on Indebtedness.

            (a) Leverage Test. The Company shall not at any time permit Total Debt to exceed forty percent (40%) of Total Capitalization, in each case determined at such time.

            (b) Incurrence of Indebtedness. The Company will not, nor will it permit any Restricted Subsidiary to, at any time, create, incur, or assume any Indebtedness, provided that:

                  (i) the  Company  and the  Restricted  Subsidiaries  may incur obligations in respect of the Notes;

                  (ii) any one or more of the Company and the Restricted Subsidiaries may incur Short-Term Ordinary Course Debt;

                  (iii) the Company may incur Funded Debt,  provided  that after giving effect to such incurrence,

                        (A) the  aggregate  amount of  Consolidated  Funded Debt
                  outstanding at such time will not exceed twenty percent (20%) of Total Capitalization determined as of the last day of the then most recently ended fiscal quarter of the Company, and

                        (B) Consolidated Priority Debt at such time will not exceed fifteen percent (15%) of Consolidated Tangible Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company; and

                  (iv) the Restricted Subsidiaries may incur Funded Debt, provided that after giving effect to such incurrence, Consolidated Priority Debt at such time will not exceed fifteen percent (15%) of Consolidated Tangible Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company.

      Any Person which becomes a Restricted Subsidiary after the First Closing Date shall be deemed to have incurred, on the date it becomes a Restricted Subsidiary, all of the Indebtedness of such Person existing immediately after such Person becomes a Restricted Subsidiary. The sale or other transfer (but not repayment) of Indebtedness of a Restricted Subsidiary by the Company or another Restricted Subsidiary to a Person other than the Company or a Restricted Subsidiary will be deemed to be an incurrence of Indebtedness under this Agreement.

      7.4   Restricted Payments and Restricted Investments.

            (a) Generally. The Company will not, nor will it permit any Restricted Subsidiary to, at any time,

                  (i)   make or authorize any Restricted Investment, or

                  (ii) declare or make or incur any liability to declare or make any Restricted Payment,

      unless, immediately after giving effect to the proposed Restricted Investment or Restricted Payment,

                  (A)   the sum of

                        (I) the aggregate  amount of all Restricted  Investments
                  (valued immediately after such action), plus

                        (II) the  aggregate  amount of all  Restricted  Payments
                  made during the period commencing on the First Closing Date and ending at such time, inclusive,

            would not exceed twenty-five percent (25%) of Consolidated Tangible Net Worth, determined as of the immediately preceding fiscal quarter of the Company, and

                  (B) no Default or Event of Default would exist.
      Any Person which becomes a Restricted Subsidiary after the First Closing Date shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such Person existing immediately after it becomes a Restricted Subsidiary. All outstanding Investments in a Restricted Subsidiary will be deemed to be Restricted Investments if a transaction or transactions occur that result in such Restricted Subsidiary no longer qualifying as a Restricted Subsidiary, and such Investments will be deemed to have been made at the time such Person no longer so qualifies. Restricted Investments made solely by issuance of common stock of the Company shall be excluded.

            (b) Investments in CapTrust. Neither the Company nor any Restricted Subsidiary will make any Investment in CapTrust if, after giving effect to such Investment, the aggregate amount of the Investment of the Company and the Restricted Subsidiaries in CapTrust

                  (i) exceeds Five Million Dollars and at the time of the making of such Investment, the retained earnings of CapTrust is less than Zero Dollars ($0), or

                  (ii)  exceeds Ten Million Dollars.

      The Investment of the Company and the Restricted Subsidiaries in CapTrust shall be valued at cost less any dividends or distributions paid in cash in respect thereof to the Company or the Restricted Subsidiaries other than IJL Holdings.

      7.5   Merger; Sale of Assets; Restricted Subsidiary Stock.

            (a) Merger and Consolidation. The Company will not, nor will it permit any Restricted Subsidiary to, at any time, merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property (collectively, a "Merger Transaction") to, any other Person or permit any other Person to consolidate with or merge into it, or enter into any transaction that is in substance a transaction of such type; provided that

                  (i) The Company -- the foregoing restriction does not apply to a Merger Transaction of the Company so long as each of the following conditions is satisfied with respect thereto:

                        (A) if the  Company  is not the Person  (the  "Surviving
                  Person") which results from such Merger Transaction,

                              (I) the Surviving  Person shall be a  corporation,
                        limited liability company, general partnership or limited partnership organized under the laws of the United States of America or any jurisdiction thereof, and

                              (II) the due and punctual payment of the principal
                        of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Financing Documents to be performed or observed by the Company, are expressly assumed by the Surviving Person pursuant to such agreements and instruments of assumption as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of Notes an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms;

                        (B) no Default or Event of Default exists or would exist
                  under any provision hereof; and

                        (C) the Surviving  Person would be permitted to incur at
                  least One  Dollar  ($1.00)  of  additional  Funded  Debt under
                  Section 7.3(b)(iii);

                  (ii) Restricted Subsidiaries -- the foregoing restriction does not apply to a Merger Transaction of a Restricted Subsidiary so long as each of the following conditions is satisfied with respect thereto:

                        (A) the Person surviving such Merger  Transaction  shall
                  be another Restricted Subsidiary or the Company;

                        (B) after giving effect to such Merger  Transaction,  no
                  Default or Event of Default shall exist under any provision hereof; and

                        (C) the due and punctual  performance  and observance of
                  all the covenants in the Financing Documents to be performed or observed by such Restricted Subsidiary are expressly assumed by the Person surviving such Merger Transaction pursuant to such agreements and instruments of assumption as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of Notes an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms.

            (b) Sale of Assets. Except as permitted under Section 7.5(a), the Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                  (i) In the  good  faith  opinion  of the  Company,  the  Asset
            Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

                  (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist;

                  (iii)   immediately   after   giving   effect   to  the  Asset
            Disposition,

                        (A) the aggregate Disposition Value of all Property that
                  was the subject of any Asset Disposition occurring in the period commencing on the first day of the period of twelve
                  (12) consecutive calendar months then most recently completed and ending on and including the date of such Asset Disposition does not exceed ten percent (10%) of Consolidated Assets, determined as of the end of the then most recently completed fiscal year of the Company, and

                        (B) the  Property  that  was the  subject  of any  Asset
                  Disposition occurring in the period commencing on the first day of the period of twelve (12) consecutive calendar months then most recently completed and ending on and including the date of such Asset Disposition did not contribute more than ten percent (10%) of Consolidated Net Earnings (the determination of such contribution to be based on the aggregation of the respective percentage contribution of each item of such Property to Consolidated Net Earnings during the twelve (12) calendar months preceding the disposition of each such item of Property); and

                  (iv) immediately after giving effect to the Asset Disposition,

                        (A) the aggregate Disposition Value of all Property that
                  was the subject of any Asset Disposition occurring in the period commencing on the First Closing Date and ending on and including the date of such Asset Disposition would not exceed twenty-five (25%) of Consolidated Assets, determined as of the end of the then most recently completed fiscal year of the Company, and

                        (B) the  Property  that  was the  subject  of any  Asset
                  Disposition occurring in the period commencing on the First Closing Date and ending on and including the date of such Asset Disposition did not contribute more than twenty-five percent (25%) of Consolidated Net Earnings determined in respect of such period (the determination of such contribution to be based on the aggregation of the respective percentage contribution of each item of such Property to Consolidated Net Earnings during such period).

      Notwithstanding the foregoing sentence, the Company will not, and will not permit any Restricted Subsidiary to, make Asset Dispositions of Property of the Interstate Group that, when aggregated with all other Asset Dispositions of Property of the Interstate Group occurring on or after the First Closing date, constitute a Substantial Part of the Property of the Interstate Group, without the written consent of the Required Holders.

            (c) Transfers of Restricted Subsidiary Stock. The Company will not, nor will it permit any Restricted Subsidiary to, issue, sell or otherwise dispose of any equity interest (or any Securities or agreements exchangeable for, convertible into, or representing the right to purchase any equity interest) of a Restricted Subsidiary (such equity interest and Securities and agreements referred to as "Restricted Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                  (i) the sale or other disposition by the Company or a Restricted Subsidiary of shares of Restricted Subsidiary Stock to the Company or to a Wholly-Owned Subsidiary;

                  (ii) the issuance by a Restricted  Subsidiary of shares of its
            own  Restricted   Subsidiary  Stock  to  either  the  Company  or  a
            Wholly-Owned Subsidiary;

                  (iii) the issuance by a Restricted  Subsidiary  of  directors'
            qualifying shares;

                  (iv) the sale of up to ninety-eight percent (98%) of non-voting capital stock of IJL Holdings so long as such sales are to registered broker-dealers or financial advisors employed by CapTrust, and provided that the Company shall at all times be the direct or indirect owner of one hundred percent of the voting capital stock of IJL Financial and not less than two percent (2%) of non-voting capital stock of IJL Holdings; and

                  (v) the Transfer of all of the Restricted  Subsidiary Stock of
            a Restricted Subsidiary of the Company owned by the Company and the Restricted Subsidiaries if:

                        (A) such Transfer  satisfies the requirements of Section
                  7.5(b); and

                        (B) the Restricted  Subsidiary  being disposed of has no
                  continuing Investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of.

      Notwithstanding any provision of this Section 7.5(c) to the contrary, neither the Company nor any Restricted Subsidiary will sell any Restricted Subsidiary Stock issued by IJLC or IJL Financial. Prior to the sale of any Restricted Subsidiary Stock pursuant to this Section 7.5(c) which has been pledged pursuant to the Pledge Agreement, the Company shall provide each holder of Notes a certificate of a Senior Officer which sets forth the financial information to establish that such sale is in compliance with
      Section 7.5(b).

8.    REPORTING COVENANTS

      8.1   Financial and Business Information.

      The Company shall deliver to each holder of Notes:

            (a)   Quarterly Statements --

                  (i) as soon as  practicable  after  the end of each  quarterly fiscal period of the Company, and in any event within thirty (30) days thereafter, duplicate copies of IJLC's FOCUS Report for such period as filed, and accompanied by the certificate required by
            Section 8.2;

                  (ii) as soon as  practicable  after the end of each  quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter,

                        (A) a  consolidated  balance sheet as at the end of such
                  quarter,

                        (B) and  consolidated  statements of income,  changes in
                  shareholders' equity and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

            separately for the Company and its consolidated subsidiaries, and the Company and the Restricted Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 8.2; provided, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 8.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 8.1(a)(ii);

            (b) Annual Financial Statements -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety
      (90) days thereafter,

                  (i) consolidated and consolidating balance sheets as at the end of such year, and

                  (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows for such year,

      separately for the Company and its consolidated subsidiaries, and the Company and the Restricted Subsidiaries, setting forth in the case of each consolidated financial statement, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                  (A) in the case of the  consolidated  financial  statements of the Company and its consolidated subsidiaries, an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP,

                  (B) a certification by a Senior Officer that such consolidated and consolidating statements are complete and correct, and

                  (C) the certificates required by Section 8.2 and Section 8.3,

      provided, that the delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 8.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 8.1(b);

            (c) Audit Reports -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary, including, without limitation, any comment letter submitted to a Senior Officer by such accountants in connection with their annual audit;

            (d) SEC and Other Reports -- promptly upon their becoming available, during any period in which the Company has Securities registered under the Securities Act, one copy of each regular or periodic report, and any registration statement, prospectus or written communication (other than routine transmittal letters), and each amendment thereto, in respect thereof required to be filed by the Company or any Subsidiary as a result of the existence of such Securities, with, or received by, such Person in connection therewith from, the NASD, any securities exchange or the SEC or any successor agency;

            (e) ERISA -- immediately upon becoming aware of the occurrence of any

                  (i) "reportable event" (as such term is defined in section 4043 of ERISA) or

                  (ii) "prohibited transactions" (as such term is defined in section 406 or section 4975 of the IRC), in connection with any Pension Plan, any Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto;

            (f) Notice of Default or Event of Default -- within two (2) Business Days of becoming aware

                  (i)  of  the   existence  of  any  condition  or  event  which
            constitutes a Default or an Event of Default, or

                  (ii) that the holder of any Note,  or of any  Indebtedness  of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default,

      a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder and what action the Company is taking or proposes to take with respect thereto;

            (g) Actions, Proceedings -- promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (h) Other Creditors -- promptly upon the request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Indebtedness of the Company or any Subsidiary to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

            (i) Requested Information -- with reasonable promptness, such other data and information as from time to time may be reasonably requested, including, without limitation, information required by 17 C.F.R. ss.230.144A, as amended from time to time (provided that it is agreed and understood that the Company does not have any obligation or intention to register the Notes under the Securities Act).

      8.2   Manager's Certificates.

      Each set of financial statements delivered to each holder of Notes pursuant to Section 8.1(a) or Section 8.1(b) shall be accompanied by a certificate of a Senior Officer setting forth:

            (a) Covenant Compliance -- the financial information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 7 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and its subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      8.3   Accountants' Certificates.

      Each set of annual financial statements delivered pursuant to Section 8.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event related to accounting and financial determinations and matters, that, as of the date of such financial statements, constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

      8.4 Inspection.

      The Company shall permit the representatives of each Significant Holder, at such holder's expense (or, if a Default or an Event of Default shall then exist, at the expense of the Company), to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, directors, partners, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested provided that the Company will be provided at least three (3) Business Days written notice of such visit, inspection, examination and discussions, and provided further that a Senior Officer shall be permitted to be present at all such inspections, visits, examination and discussions.

      8.5   Confidentiality.

            (a) Generally. Each holder of Notes shall treat Confidential Information as confidential by such holder in accordance with the procedures and standards that such holder generally applies to information of a confidential nature, provided that it is understood that a holder of Notes may disclose any such Confidential Information (in any form, including copies of documents) to

                  (i) such holder's directors,  trustees,  officers,  employees, agents and professional consultants which have responsibilities with respect to the management, ownership, monitoring, administering or enforcing of such holder's investment in the Notes,

                  (ii)  any other holder of any Note,

                  (iii) any Person to which such holder offers to sell such Note or any part thereof or participation therein, provided that such Person first agrees in writing for the benefit of the Company to be subject to the requirements of this Section 8.5,

                  (iv)  any  federal  or  state   regulatory   authority  having
            jurisdiction over such holder, and the National Association of Insurance Commissioners or any similar organization,

                  (v) Standard & Poor's, a division of McGraw-Hill, Inc., Moody's Investor Services, Inc., or other nationally recognized financial rating service, which is reviewing the credit rating of any holder of Notes, and

                  (vi) any other Person to which such delivery or disclosure may be necessary or appropriate in compliance with any law, rule, regulation or order applicable to such holder, in response to any subpoena or other legal process, in connection with any litigation to which such holder is a party, or in order to protect such holder's investment in such Note or enforce such holder's rights.

            (b) "Confidential Information" Defined. The term "Confidential Information" means, at any time, written information delivered to a holder of Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was adequately marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary, and that has not become

                  (i) publicly known other than by an act or omission by such holder or a person acting on such holder's behalf, or

                  (ii) known to such holder from sources  other than the Company or a Subsidiary prior to the time of such disclosure.

9.    EVENTS OF DEFAULT

      9.1   Events of Default.

      An "Event of Default" shall exist if any of the following occurs and is continuing:

            (a) Payments on the Notes --

                  (i) Principal or Make-Whole Amount Payments -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

                  (ii) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before five (5) days after the date such payment is due;

            (b) Particular Covenant Defaults -- the Company or any Subsidiary shall fail to perform or observe any covenant contained in Section 7, or in Section 8.1(f);

            (c) Other Defaults -- the Company or any Subsidiary shall fail to comply with any other provision hereof, or of any other Financing Document, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

            (d) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company contained herein or any warranty, representation or other statement by or on behalf of the Company contained in any instrument furnished in compliance herewith or in reference hereto or any other Financing Document shall have been false or misleading in any material respect when made;

            (e)   Default on Indebtedness --

                  (i) the Company or any Restricted Subsidiary fails to make any payment on any Indebtedness when due; or

                  (ii) any event  shall  occur or any  condition  shall exist in respect of Indebtedness of the Company or any Restricted Subsidiary, or under any agreement securing or relating to such Indebtedness, that immediately or with any one or more of the passage of time or the giving of notice:

                        (A) causes (or  permits  any one or more of the  holders
                  thereof or a trustee therefor to cause) such Indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                        (B) permits any one or more of the holders  thereof or a
                  trustee therefor to require the Company or any Restricted Subsidiary to repurchase such Indebtedness from the holders thereof;

      provided that the aggregate amount of all obligations in respect of all such Indebtedness exceeds at such time Five Million Dollars ($5,000,000);

            (f)   Insolvency --

                  (i)   Involuntary Bankruptcy Proceedings --

                        (A) a receiver, liquidator,  custodian or trustee of the
                  Company or any Restricted Subsidiary, or of all or any substantial part of the Property of either, is appointed by court order or under the SIPA and such order remains in effect for more than sixty (60) days; or an order for relief is entered with respect to the Company or any Restricted Subsidiary, or the Company or any Restricted Subsidiary is adjudicated a bankrupt or insolvent;

                        (B) all or any  substantial  part of the Property of the
                  Company or any Restricted Subsidiary is sequestered by court order and such order remains in effect for more than sixty
                  (60) days; or

                        (C) a  petition  is filed  against  the  Company  or any
                  Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect (including, without limitation, the SIPA), and is not dismissed within sixty (60) days after such filing,

                  (ii) Voluntary Petitions -- the Company or any Restricted Subsidiaryfiles a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law, or

                  (iii) Assignments for Benefit of Creditors, etc. -- the Company or a Restricted Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Company or a Restricted Subsidiary or of all or a substantial part of its Property;

      (g)   IJLC Defaults --

                  (i) SIPC Decree -- the making of an  application by SIPC for a decree adjudicating that customers of IJLC are in need of protection under SIPA and the failure of IJLC to obtain the dismissal of such application within thirty (30) days;

                  (ii)  Net Capital --

                        (A) if  IJLC  is not  operating  pursuant  to  paragraph
                  (a)(1)(ii) of Rule 15c3-1, the Aggregate Indebtedness of IJLC shall exceed one thousand five hundred percent (1500%) of Net Capital of IJLC, or

                        (B) (I) if the Company is operating pursuant to paragraph (a)(1)(ii) of Rule 15c3-1, Net Capital of IJLC shall be less than two percent (2%) of Aggregate Debit Items of IJLC, or

                              (II) if IJLC is registered as a futures commission
                        merchant, Net Capital of IJLC shall be less than four percent (4%) of the funds required to be segregated by IJLC pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer's account), if greater than the amount required in the preceding clause
                        (I);

                  in each case for a period of fifteen (15) consecutive Business Days commencing on the date IJLC first determines such fact, or the Examining Authority or the SEC first determines and notifies IJLC of such fact;

                  (iii) Revocation of Broker-Dealer Status -- the SEC shall revoke the registration of IJLC as a broker-dealer; or

                  (iv)   Suspension  of  Membership   Status  --  the  Examining
            Authority shall suspend (and not reinstate within ten (10) days) or revoke IJLC's status as a member thereof; or

            (h)   Financing Documents --

                  (i) (A) any Financing Document shall cease to be in full force and effect in whole or in part or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable in whole or in part against the Company or any Subsidiary party thereto, in either case for any reason whatsoever, and

                        (B) in the reasonable opinion of counsel to the Required
                  Holders, such cessation or declaration is not curable by action of the Company or any Subsidiary;

                  (ii) (A) any Financing Document shall cease to be in full force and effect or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Company or any Subsidiary party thereto,

                        (B) in the reasonable opinion of counsel to the Required
                  Holders, such cessation or declaration is curable by action of the Company or any Subsidiary, and

                        (C) such  cessation or  declaration  is not cured by the
                  Company or any Subsidiary within fifteen (15) days of a Senior Officer becoming aware thereof;

                  (iii) any security interest granted to the Trustee pursuant to the Pledge Agreement shall fail at any time to constitute a perfected first priority security interest in or assignment of the collateral described in the Pledge Agreement;

                  (iv) the validity or enforceability of any Financing  Document against the Company or any Subsidiary shall be contested by the Company, any Subsidiary, or any Affiliate;

                  (v) any Restricted Subsidiary,  or any subsidiary or affiliate thereof, shall deny that such Restricted Subsidiary has any further liability or obligation under any Subsidiary Guaranty; or

      (i)   Litigation --

                  (i) Liens arising from  judicial  attachments  and  judgments, securing or relating to claims in an aggregate amount in excess of Two Million Dollars ($2,000,000) shall have been filed or entered against any one or more of the Company or IJLC or any Property of any of them and shall not have been effectively stayed, vacated, discharged, or bonded within sixty (60) days after the Company receives notice thereof, or

                  (ii) Liens arising from judicial  attachments  and  judgments, securing or relating to claims shall have been filed or entered against any one or more of the Restricted Subsidiaries (other than IJLC) or any Property of any of them and shall not have been effectively stayed, vacated, discharged, or bonded within sixty (60) days after the Company receives notice thereof, provided that with respect to any claim or claims entered against the same Persons or Property,

                        (A) such claim or claims are in an  aggregate  amount in
                  excess of Two Million Dollars ($2,000,000), and

                        (B) the Fair Market  Value of the assets of such Persons
                  and such Property, less the value of any consensual Liens that are prior in right to the Lien securing such claim, is in excess of Two Million Dollars ($2,000,000).

9.2   Default Remedies.

            (a)   Acceleration of Maturity of Notes.

                  (i)   Acceleration on Event of Default.

                        (A)  Automatic.  If any Event of  Default  specified  in
                  Section 9.1(f) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and,

                        (B) Required Holders. If any Event of Default other than
                  those specified in Section 9.1(a) shall exist, the holder or holders of more than fifty percent (50%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

                  (ii) Acceleration on Payment Default.  During the existence of an Event of Default described in Section 9.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 9.2(a)(i)(B), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

            (b) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

            (c) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 9.2(a), and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with
      Section 9.2(a).

            (d) Nonwaiver; Remedies Cumulative. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. All rights and remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or remedies any such holder of Notes would otherwise have.

      9.3   Annulment of Acceleration of Notes.

      If a declaration is made pursuant to Section 9.2(a)(i)(B), then and in every such case, the holders of more than fifty percent (50%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiaries and any Affiliates) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

            (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 9.2(a)(i)(B)) shall have been duly paid; and

            (c) each and every other Default and Event of Default shall have been waived pursuant to Section 12.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

10.   INTERPRETATION OF THIS AGREEMENT

      10.1  Terms Defined.

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section following such term:

       Affiliate -- means, at any time, a Person (other than a Wholly-Owned Subsidiary)

            (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

            (b) that beneficially owns or holds ten percent (10%) or more of the Voting Equity Interest of the Company,

            (c) ten percent (10%) or more of the Voting Equity Interest (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, or

            (d) who is an officer or member of the Board of Directors, or their equivalent, of the Company,

at such time.  As used in this definition,

            Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      Aggregate Debit Items -- means "aggregate debit items" as computed in accordance with Exhibit A to 17 C.F.R. ss.240.15c3-3 as amended from time to time, and any successor rule or regulation of the SEC regulating the same subject matter.

      Aggregate Indebtedness -- means "aggregate indebtedness" as defined by Rule 15c3-1.

      Agreement, this -- means this agreement, as it may be amended and restated from time to time.

      Allowed Intermediary -- Section 5.5(c).

      Asset Disposition -- means any Transfer except:

            (a)   any

                  (i) Transfer from a Restricted  Subsidiary to the Company or a
            Wholly-Owned Subsidiary; or

                  (ii) Transfer from the Company to a Wholly-Owned Subsidiary,

      so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

            (b) any Transfer made in the ordinary course of business and involving only property that is either inventory held for sale or equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

As used in this definition,

            Transfer -- means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its Property, including, without limitation, Restricted Subsidiary Stock.

      Business Day -- means, at any time, a day other than a Saturday, a Sunday, or a day on which the bank designated (by the holder of such Note) to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

      Board of Directors -- at any time means the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

      Broker-Dealer -- Section 5.5(b)(i)(B).

      Capital Lease -- means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time in accordance with GAAP.

      CapTrust -- means CapTrust Financial Advisors, LLC, a North Carolina Limited Liability Company and its successors and assigns.

      CEA -- means the Commodity Exchange Act, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      CFTC -- means the Commodity Futures Trading Commission and any successor organization discharging the regulatory functions of the Commodity Futures Trading Commission.

      Change in Control -- means the occurrence of either of the following events:

            (a) the acquisition (whether directly or indirectly, and whether effected by purchase, merger, consolidation, or otherwise, and regardless of whether such transaction complies with Section 7.5(a)) of beneficial ownership of common stock of the Company by a 13d Person if, after giving effect to such acquisition, such 13d Person holds more than thirty percent (30%) of any class of common stock of the Company outstanding at such time; or

            (b) for a period of thirty (30) consecutive days, beneficial ownership of eighty percent (80%) or more of any class of common stock of the Company is held by Persons other than Acceptable Persons.

As used in this definition,

            13d Person -- means any person (as such term is used in section 13(d)(3) and section 14(d)(2) of the Securities Exchange Act as in effect on the First Closing Date), or related persons constituting a group (as such terms are used in rule 13d-5 under the Securities Exchange Act as in effect on the First Closing Date), if such person, or any one or more members of such group, was not an Acceptable Person at such time.

      Acceptable Person -- means, at any time, a natural person who is at such time, and has been during the then ended period of two-hundred seventy (270) days, engaged in full-time employment by the Company or a Subsidiary (which has been a Subsidiary during such period) on a continuous basis or any employee stock ownership plan sponsored by the Company, or a member of the Family, or a Family Trust, of such natural person.

            Family -- means,  with  respect to any  natural  person,  the heirs,
      legatees,   descendants  and  blood  relatives  to  the  third  degree  of consanguinity of such natural person.

            Family Trusts -- means, with respect to any natural person, any trusts for the exclusive benefit of such natural person and the spouse and lineal descendants of such natural person.

      Change in Control Date -- means, at any time in respect of a Change in Control, if prior to such Change in Control, the date upon which the Company reasonably believes such Change in Control will occur, and if such Change in Control has occurred, the date on which such Change in Control occurred.

      Change in Control Notice Event -- the execution of any definitive written agreement which, when fully performed by the parties thereto, would result in a Change in Control, provided that the existence of customary closing conditions shall not render an otherwise definitive written agreement non-definitive.

      Change in Control Payment Date -- Section 4.6(b).

      Company -- has the meaning specified in the introductory sentence hereof.

      Competitor -- Section 5.5(b).

      Consolidated Assets -- means, at any time, the aggregate amount of assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

      Consolidated Funded Debt -- means, at any time, an amount equal to the amount of Funded Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time, provided that during the five (5) Business Day period starting on the First Closing Date, the Convertible Debt shall not be included in the determination of Consolidated Funded Debt.

      Consolidated Net Earnings -- means, with respect to any period, an amount equal to the amount of net earnings of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis (after giving effect to, without limitation, income taxes, income or loss from discontinued operations and income or loss from extraordinary items) but excluding, to the extent included in the determination of such Consolidated Net Earnings, without duplication:

            (a) the earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

            (b) the earnings of any Person, substantially all the assets of which have been acquired in any manner by the Company or a Restricted Subsidiary, realized by such other Person prior to the date of such acquisition;

            (c) the net earnings of any Person (other than a Subsidiary) in which the Company or any Restricted Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

            (d) any portion of the net earnings of any Subsidiary which is not a Restricted Subsidiary that for any reason is unavailable for payment of dividends to the Company or any Restricted Subsidiary;

            (e) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;and

            (f) any portion of the net earnings of the Company or any Restricted Subsidiary that cannot be freely converted into United States dollars.

      Consolidated Priority Debt -- means, at any time, without duplication, the sum of Consolidated Subsidiary Funded Debt plus Consolidated Secured Indebtedness (excluding the Notes), minus the Voluntary Deferred Compensation Obligation, determined at such time. As used in this definition,

            Consolidated Secured Indebtedness -- means, at any time, an amount equal to the amount of Funded Debt secured by a Lien on the Property of the Company or any Restricted Subsidiary, determined on a consolidated basis at such time.

            Consolidated Subsidiary Funded Debt -- means, at any time, an amount equal to the amount of Funded Debt of the Restricted Subsidiaries, determined on a combined basis at such time and excluding Funded Debt owing to the Company.

            Voluntary Deferred Compensation Amount -- means, at any time, an amount equal to the lesser of

                  (a) Two Million Four Hundred Thousand Dollars ($2,400,000) or

                  (b) the  amount  of the  obligations  of the  Company  and the
            Restricted Subsidiaries in respect of each of their voluntary deferred compensation plans to the extent that such obligations constitute Consolidated Funded Debt determined at such time.

      Consolidated Tangible Net Worth -- means, at any time,

                 (a)   Consolidated Net Worth minus

                 (b)   (i)   Consolidated Intangible Assets plus

                       (ii)  the Excess CapTrust Investment, plus

                       (iii) the Excess Equity Method Amount,

determined at such time.  As used in this definition,

            Consolidated Net Worth -- means, at any time, an amount equal to shareholders' equity of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

            Consolidated Intangible Assets -- means, at any time, the aggregate amount of good will, trademarks, trade names, service marks, brand-names, copyrights, patents and unamortized debt discount and expense, organizational expenses, the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary and all other Property which would be considered to be intangible under GAAP of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

            Excess CapTrust Investment -- means, at any time, the aggregate amount of the Investment of the Company and the Restricted Subsidiaries in CapTrust in excess of Five Million Dollars ($5,000,000). The Investment of the Company and the Restricted Subsidiaries in CapTrust shall be valued at cost less any dividends or distributions paid in cash in respect thereof to the Company or the Restricted Subsidiaries other than IJL Holdings.

            Excess Equity Method Amount -- means, at any time, the greater of

                  (a)   Zero Dollars ($0), or

                  (b) (i) the amount of the investment in all Persons accounted for by the equity method as shown in the consolidated balance sheet of the Company and the Restricted Subsidiaries, minus

                      (ii) the cost of such investments to the Company and the Restricted Subsidiaries determined at such time.

      Convertible Debt -- means the Company's 7 3/4% Subordinated Convertible Debentures due March 11, 2011.

      Default -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      Disposition Value -- means, at any time, with respect to any Property

            (a) in the case of Property that does not constitute Restricted Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

            (b) in the case of Property that constitutes Restricted Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Restricted Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary determined at the time of the disposition thereof, in good faith by the Company.

      DSRO -- means the designated self-regulatory organization of the Company pursuant to a plan filed with the CFTC pursuant to section 1.52 of the regulations of the CFTC (17 C.F.R. ss.1.52).

      Environmental Protection Law -- means any law, statute or regulation enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

      ERISA -- means the Employee Retirement Income Security Act of 1974, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      ERISA Affiliate -- means any corporation or trade or business that

            (i) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Company, or

            (ii) is under common control (within the meaning of section 414(c) of the IRC) with the Company.

      Event of Default -- Section 9.1.

      Examining Authority -- has the meaning assigned to it by Rule 15c3-1.

      Excess Net Capital -- means, at any time, the lesser of

            (a)   NYSE Net Capital minus NYSE Required Net Capital, or

            (b) SEC Net Capital minus SEC Required Net Capital, at such time.

      Fair Market Value -- means, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

      Financing Documents -- means this Agreement, the Notes, the Pledge Agreement, the Subsidiary Guarantees, and each document, instrument or agreement executed by or enforceable against any one or more of the Company and the Subsidiaries in connection with any of such agreements, notes and instruments, as each may be amended from time to time.

      First Closing -- Section 1.2(b).

      First Closing Date -- Section 1.2(b).

      FOCUS Report -- means a Financial and Operational Combined Uniform Single Report of IJLC required to be filed on a monthly or quarterly basis, as the case may be, with the SEC or the NYSE, or, if IJLC is registered as a futures commission merchant, with the CFTC, or any report that is required in lieu of such report.

      Funded Debt -- means, with respect to any Person, without duplication,

            (a) all Indebtedness of such Person excluding Short-Term Ordinary Course Debt of such Person and Subordinated Debt of such Person, and

            (b) all Sale-Leaseback Obligations of such Person.

      GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

      Governmental Authority -- means

            (a)   the government of

                  (i) the  United  States  of  America  and any  State  or other political subdivision thereof, or

                  (ii) any  jurisdiction  in which the Company or any Subsidiary conducts all or any part of its business, or

            (b)  any  entity  exercising   executive,   legislative,   judicial,
      regulatory or administrative functions of, or pertaining to, any such government.

      Guaranty -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

            (a) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

            (b)   to advance or supply funds

                  (i) for the purpose of payment of such indebtedness or obligation, or

                  (ii) to  maintain  working  capital  or  other  balance  sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

            (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

      IJL Holdings -- means IJL Holdings, Inc., a North Carolina corporation, and its successors and assigns.

      IJL Financial -- means IJL Financial, Inc., a North Carolina corporation, and its successors and assigns.

      IJLC -- means Interstate/Johnson Lane Corporation., a North Carolina corporation, and its successors and assigns.

      Indebtedness -- with respect to any Person means, at any time, without duplication:

            (a) its liabilities for borrowed money (whether or not evidenced by a Security) and the book value of mandatorily redeemable preferred stock;

            (b) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed) provided that in the case of non-recourse liabilities, the amount of such liability shall equal the Fair Market Value of the Property securing such liability;

            (c) any obligations in respect of any Capital Lease of such Person;

            (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at 8% per annum;

            (e) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); and

            (f) any Guaranty of such Person of any obligation or liability of another Person.

Notwithstanding the foregoing, an amount equal to the lesser of Three Million Four Hundred Thousand Dollars ($3,400,000) or the amount of the JLSS Deferred Compensation Obligation shall not be Indebtedness. As used in this definition,

      JLSS Deferred Compensation Obligation -- means obligations of one or more of the Company and IJLC incurred in connection with the acquisition by the Company of JLSS in the nature of deferred compensation obligations owing to certain present and/or former employees of JLSS.

      Indenture -- Section A.21(a).

      Intercompany Debt Documents -- Section A.20(b).

      Intercompany Loan Agreement -- Section A.20(b).

      Intercompany Note -- Section A.20(b).

      Interstate Group -- means that certain unincorporated business segment of IJLC that offers securities trade execution services and provides independent research to institutional investors nationwide.

      Investments -- has the meaning specified in the definition of "Restricted Investment" in this Section 10.1.

      IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      IRS -- means the Internal Revenue Service and any successor agency.

      JLSS -- means The Johnson, Lane, Space, Smith Corporation, a Georgia corporation.

      Lien -- means any interest in Property securing an obligation owed to, or a claim asserted by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give in the future any of the foregoing. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances with respect to real property and includes, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

      Make-Whole Amount -- means, with respect to any date (the "Payment Date") and any principal amount of Notes required for any reason to be paid prior to the regularly scheduled maturity thereof on such Payment Date,

            (a) if the Reinvestment Rate determined in respect of such principal amount and such Payment Date equals or exceeds nine and seven-tenths percent (9.7%), then Zero Dollars ($0), or

            (b) if the Reinvestment Rate determined in respect of such principal amount and such Payment Date is less than nine and seven-tenths percent (9.7%), then an amount equal to the remainder of

                  (i) the sum of the present values of the then remaining scheduled payments of principal and interest (minus, in the case of the first of such interest payments, the amount of interest accrued on such principal amount since the scheduled interest payment date immediately preceding such Payment Date) that would be payable in respect of such principal amount but for such prepayment, minus

                  (ii) such principal amount.

In determining such present values, a discount rate equal to the Reinvestment Rate divided by two (2), and a semi-annual discount period comprised of six (6) months of thirty (30) days each, shall be used. As used in this definition:

            Reinvestment Rate -- means, with respect to any Payment Date and any principal amount of Notes required for any reason to be paid prior to the regularly scheduled maturity thereof on such Payment Date, the sum of

                  (a)  one and fifty one-hundredths percent (1.50%), plus

                  (b) (i) the per annum yield reported on the Bloomberg Financial Markets System (page USD) (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government Securities) at 10:00 a.m. (New York time) on the second (2nd) Business Day preceding such Payment Date for United States government Securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being so prepaid, or in the event that no such nationally recognized trading screen reporting on-line trading in United States government Securities is available,

                        (ii) the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes being so prepaid; for the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the second (2nd) Business Day preceding the Payment Date shall be used.

      For purposes of clause (b) of the preceding sentence, if no maturity determined in accordance therewith exactly corresponds to the Weighted Average Life to Maturity of the principal amount of the Notes being so prepaid, the yields for the two (2) maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding clause (b) and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

            Remaining Dollar-Years -- means, with respect to any date and any principal amount of indebtedness being paid prior to the regularly scheduled maturity thereof for any reason on such date, the result obtained by

                  (a) multiplying, in the case of each required payment of principal (including payment at maturity) that would be payable in respect of such principal amount being so prepaid but for such prepayment,

                        (i)  an  amount  equal  to  such  required   payment  of
                  principal, by

                        (ii) the  number  of years  (calculated  to the  nearest
                  one-twelfth) that will elapse between the date of such prepayment and the date such required principal payment would be due if such prepayment had not occurred, and

                  (b) calculating the sum, with respect to each of such required payments of principal, of each of the products obtained in the preceding subsection (a).

            Statistical Release -- means, at any time, the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be so designated by the Required Holders.

            Weighted Average Life to Maturity -- means, with respect to any date and any principal amount of indebtedness being paid on such date, the number of years obtained by dividing the Remaining Dollar-Years of such principal amount, determined on such date, by such principal amount.

      Margin  Security  --  means  "margin   security"  within  the  meaning  of
Regulation G, Regulation T, and Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

      Material Adverse Effect -- means a material adverse effect on

            (a) the business operations, financial condition, Properties or business prospects of the Company and the Restricted Subsidiaries, in the aggregate,

            (b) the ability of the Company and the Restricted Subsidiaries to perform their respective obligations set forth in the Financing Documents, or

            (c)  the  validity  or   enforceability  of  any  of  the  Financing
      Documents.

      Merger Transaction -- Section 7.5(a).

      Multiemployer Plan -- means any multiemployer plan (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

      Multiple Employer Pension Plan -- means any employee benefit plan within the meaning of section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in section 3 of ERISA) other than an ERISA Affiliate or the Company contribute.

      NASD -- means the National Association of Securities Dealers, Inc., and any successor organization discharging the regulatory functions of the National Association of Securities Dealers, Inc.

      Net Capital -- means "net capital," as defined by Rule 15c3-1.

      Notes -- Section 1.1.

      NYSE -- means the New York Stock Exchange, Inc., or if IJLC is terminated as a member of the NYSE, then "NYSE" shall mean the Examining Authority at such time.

      NYSE Net Capital -- means, at any time, the "net capital" of IJLC at such time, computed in accordance with Rule 325 of the NYSE, or any later enacted rule of the NYSE that supersedes such Rule 325.

      NYSE Required Net Capital -- means, at any time, the minimum amount to which NYSE Net Capital must be equal at such time in order to permit IJLC to "expand its business" as defined by and pursuant to Rule 326(a) of the NYSE, or any later enacted rule of the NYSE that supersedes such Rule 326(a).

      PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

      Pension Plan -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

      Person -- means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      Pledge Agreement -- Section A.21(b).

      Pledge Letter Agreement -- Section A.16(a).

      Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      Purchaser -- means a Person listed as a purchaser of Notes on Annex 1 hereto.

      Required Holders -- means, at any time, the holders of more than fifty percent (50%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary, any Affiliate, and any officer, director or partner of any thereof).

      Restricted Investments -- means at any time all Investments, made in cash or by delivery of Property, by any one or more of the Company and the Subsidiaries (x) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance or capital contribution, or otherwise, or (y) in any Property (items (x) and (y) herein called "Investments"), except the following:

            (a)   Investments   in  any  other  Person  which  is  a  Restricted
      Subsidiary, or concurrently with such investment becomes a Restricted Subsidiary;

            (b) real property, office equipment and leasehold improvements used in the ordinary course of business of the Company and the Restricted Subsidiaries and not held for investment or sale;

            (c)   clearing   and   other   deposits,    and   receivables   from
      brokers-dealers and customers, in each case arising in the ordinary course of business of the Company and the Restricted Subsidiaries;

            (d) securities held for sale or investment in the ordinary course of business of the Company and the Restricted Subsidiaries;

            (e) Repurchase Agreements of IJLC entered into in the ordinary course of business;

            (f) securities purchased pursuant to the requirements of federal and state regulations applicable to the Company's and the Restricted
      Subsidiaries'   businesses  as  broker-dealers   and  futures   commission
      merchants;

            (g)   memberships in stock exchanges and commodity exchanges; and

            (h) loans provided to brokers or other professional employees as an inducement to employment, provided that

                  (i) no such loan at any time has a remaining term in excess of five (5) years, and

                  (ii) the aggregate  outstanding  amount of all such loans does not at any time exceed Five Million Dollars ($5,000,000).

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon. As used in this definition,

                  Credit Qualified Customer -- means individuals and institutions whose financial condition satisfies IJLC internal lending standards and guidelines, consistent with its historical practices, in connection with repurchase agreements with individuals and institutions, provided that such individuals shall in addition be individuals with whom IJLC may enter into a repurchase agreement without maintaining a margin pursuant to Rule 15c3-1(c)(2)(xii)/01, and.

            Repurchase Agreement -- means any written agreement of IJLC

                  (a)    that provides for

                        (i) the transfer of one or more fixed-income  Securities
                  by Credit Qualified Customer (each a "Transferor") against a transfer of funds (the "Transfer Price") by IJLC to such Transferor, and

                        (ii) a simultaneous agreement by IJLC in connection with
                  such transfer of funds, to transfer to such Transferor the same or substantially similar fixed-income Securities for a price not less than the Transfer Price plus a reasonable return thereon within ninety (90) days,

                  (b) in respect of which IJLC shall have the right,  whether by contract or pursuant to applicable law, to liquidate such repurchase agreement upon the occurrence of any default thereunder, and

                  (c) in connection with which IJLC, shall take physical possession of the fixed-income Securities so transferred to IJLC, or, in the case of any uncertificated fixed-income Securities so transferred, shall have taken all action required by applicable law or regulations to perfect its Lien therein, provided that at no time will the aggregate amount of the Transfer Prices of Repurchase Agreements outstanding with any one Credit Qualified Customer exceed the net worth of such customer.

      Restricted Payment -- means, with respect to any Person

            (a) any dividend or other distribution, direct or indirect, on account of any shares of capital stock, or membership interest, of such Person now or hereafter outstanding, whether in cash or Property, except a dividend payable solely in shares of stock of any such Person that is a corporation;

            (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of stock of any such Person now or hereafter outstanding, or of any warrants, rights, or options to acquire any shares of such stock, provided, that

                  (i) the  repurchase  or  redemption  of  common  stock  of the
            Company at a cost to the Company of up to Nine Million Dollars ($9,000,000), plus

                  (ii) the  repurchase  of a number of shares of common stock up to the number of shares of common stock issued in connection with the calling of the Convertible Debt, in addition to the repurchases and redemptions made pursuant to the immediately preceding clause
            (i),

      if effected within one hundred eighty (180) days after the First Closing, shall not be a Restricted Payment; and

            (c) any payment of principal of Subordinated Debt other than payments of principal of the Convertible Debt.

      Restricted Subsidiary -- means any Subsidiary except

            (a) JLSS and those Persons that qualify as subsidiaries of JLSS in accordance with GAAP as of the First Closing Date and that are listed on
      Part 10.1 of Annex 3, and

            (b) ISC Realty Corporation, a North Carolina corporation,

provided that no limited partnership or limited liability company shall be a Restricted Subsidiary unless such Person qualifies as a consolidated subsidiary of the Company in accordance with GAAP.

      Restricted Subsidiary Stock -- Section 7.5(c).

      Rule 15c3-1 -- means 17 C.F.R. ss.240.15c3-1 as amended from time to time, and any successor rule or regulation of the SEC regulating the same subject matter.

      Sale-Leaseback Obligation -- means the amount of the obligation that would be recognized in connection with any Sale-Leaseback Transaction as a liability on the books of the lessee assuming, for purposes of calculation, that such transaction met the requirements of GAAP for the recognition and capitalization of such liability.

      Sale-Leaseback Transaction -- means any transaction or series of related transactions in which the Company or a Subsidiary sells or transfers, or has sold or transferred, any of its Property to any Person (other than to the Company or to a Subsidiary) and concurrently with such sale or transfer, or within one hundred twenty (120) days of such sale or transfer, rents or leases such transferred Property or substantially similar Property from any Person pursuant to one or more leases.

      Scheduled Principal Payment -- Section 4.2.

      Scheduled Principal Payment Amount -- Section 4.2.

      SEC -- means the Securities and Exchange Commission and any successor organization discharging the regulatory functions of the Securities and Exchange Commission.

      SEC Net Capital -- means, at any time, the "net capital" of IJLC at such time, computed in accordance with Rule 15c3-1.

      SEC Required Net Capital -- means, at any time, the minimum amount to which SEC Net Capital must be equal at such time pursuant to Rule 15c3-1 to remain in compliance with all provisions thereof applicable to IJLC, including the provisions thereof imposing restrictions on IJLC obligation to pay its obligations under the Subsidiary Guarantee as such obligations come due.

      Second Closing -- Section 1.3(a)(i).

      Second Closing Date -- Section 1.2(b).

      Securities Act -- means the Securities Act of 1933, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      Securities Exchange Act -- means the Securities Exchange Act of 1934, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

      Security -- means "security" as defined by section 2(1) of the Securities Act.

      Senior Officer -- means any one of the president, the chief executive officer, the chief operating officer and the chief financial officer of the Company.

      Short-Term Ordinary Course Debt -- means on any date, Indebtedness incurred by the Company or any Subsidiary in respect of free credit balances and similar payables, day loans, Street Loans, Secured Letters of Credit, Clearing House Letters of Credit, Tax Credit Letters of Credit, unsecured letters of credit, lines of credit payable on demand, and other obligations to and for customers, brokers, banks and others incurred in the ordinary course of business of the Company (or the business of any Subsidiary the obligations of which have been guaranteed by the Company as provided in Appendix C to Rule 15c3-1) as an investment banker, futures commission merchant, broker-dealer or financial services institution, and which obligations mature not more than thirty (30) days from such date (except that Short-Term Ordinary Course Debt shall include commercial paper which matures not more than sixty (60) days from such date). As used in this definition,

            Secured Letters of Credit -- means, on any date, a letter of credit in respect of which IJLC is the account party, and which is fully collateralized by Securities owned by IJLC and which expires not more than thirty (30) days after such date.

            Clearing House Letters of Credit -- means, on any date, letters of credit deposited with any one or more of exchanges, depositories and clearing corporations in the ordinary course of business of IJLC in respect of securities clearing transactions, provided that each such letter of credit shall expire not more than three hundred sixty-six (366) days after such date.

            Tax Credit Letters of Credit -- means, on any date, letters of credit obtained in respect of interim financing associated with investment banking deals involving real estate tax credits, provided that the aggregate face amount of such letters of credit shall not at any time exceed Two Million Dollars ($2,000,000) and provided further that each such letter of credit shall expire not more than three hundred sixty-six
      (366) days after such date.

            Street Loans -- means short-term borrowings made by IJLC for the purposes of purchasing or carrying Securities for IJLC or for customers of IJLC, including, without limitation, repurchase and reverse repurchase agreements.

            Significant Holder -- means, at any time, any holder of Notes which holds, in the aggregate, at least five percent (5%) of the principal amount of the Notes then outstanding.

            SIPA -- means Securities Investor Protection Act of 1970, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

            SIPC -- means the Securities Investor Protection Corporation and any
      successor  organization   discharging  the  functions  of  the  Securities
      Investor Protection Corporation.

            Sovereign Capital Management -- means Sovereign Capital Management, Inc., a North Carolina corporation.

      Subordinated Debt -- means

            (a) any obligation for money borrowed of the Company that is subordinated in right of payment and right of priority to the Notes, and

            (b) any obligation for money borrowed of any Restricted Subsidiary that is subordinated in right of payment and right of priority to the Subsidiary Guarantees.

      Subsidiary -- means, at any time, a corporation, general partnership, limited partnership, limited liability company or other business entity, of which the Company owns, directly or indirectly, more than fifty percent (50%) of each class of Voting Equity Interest provided that no limited partnership or limited liability company shall be a Subsidiary unless such Person qualifies as a consolidated subsidiary of the Company in accordance with GAAP.

      Subsidiary Guarantee -- Section A.20(a).

      Substantial Part of the Property of the Interstate Group -- means, when used with respect to Property of the Interstate Group that has been the subject of an Asset Disposition, Property

            (a) the Disposition Value of which together with the Disposition Value of all other Property of the Interstate Group subject to an Asset Disposition on or after the First Closing Date, would equal or exceed ten percent (10%) of Consolidated Assets, determined as of the end of the then most recently completed fiscal year of the Company, and

            (b) that, when aggregated with all other Property of the Interstate Group subject to an Asset Disposition on or after the First Closing Date, contributed at least ten percent (10%) of Consolidated Net Earnings determined in respect of the period commencing on the First Closing Date and ending on the date of the last of such Asset Dispositions (the determination of such contribution to be based on the aggregation of the respective percentage contribution of each item of such Property to Consolidated Net Earnings during such period).

      Surviving Person -- Section 7.5(a)(i)(A).

      Total Capitalization -- means, at any time, without duplication, the aggregate amount of Consolidated Funded Debt, Consolidated Subordinated Debt and Consolidated Tangible Net Worth Capital, determined at such time. As used in this definition,

            Consolidated Subordinated Debt -- means, at any time, the aggregate amount of Subordinated Debt, determined on a consolidated basis at such time.

      Total Debt -- means, at any time, the aggregate amount of all Indebtedness (other than Short-Term Ordinary Course Debt) plus Sale-Leaseback Obligations of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

      Trustee -- has the meaning specified in the Indenture.

      Voting Equity Interest -- means,

            (a) in the case of a corporation, capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions),

            (b) in the case of a general partnership, a general partnership interest,

            (c) in the case of a limited partnership, any one or more of a general partnership interest and a limited partnership interest,

            (d) in the case of a limited liability company, a membership interest, and

            (e) in the case of any other business entity, any class of equity or beneficial interest which

                  (i) ordinarily,  in the absence of contingencies,  is entitled to elect a majority of Persons carrying out or supervising the carrying out of the management of such business entity, or

                  (ii) grants to the holder thereof the right to carry out or supervise the carrying out of the management of such business entity.

      Wholly-Owned Subsidiary -- means, at any time, a Restricted Subsidiary in respect of which one hundred percent (100%) of each class of Voting Equity Interest of such Subsidiary and one hundred percent (100%) of all other equity interest of such Restricted Subsidiary is legally and beneficially owned by the Company and any one or more other Wholly-Owned Subsidiaries.

      10.2  Accounting Principles.

            (a) Generally. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP as in effect on the date of, or during the period covered by, such financial statements. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

            (b) Consolidation. Whenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

      10.3  Section Headings and Table of Contents and Construction.

            (a) Section Headings and Table of Contents, etc. The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

            (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

      10.4  Governing Law.

      THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

11.   PURCHASER REPRESENTATIONS

      11.1  Purchase of Notes.

      You represent that

            (a) you are purchasing the Notes for investment for your own account, for a separate account (as such term is used in Rule 144A, 17 C.F.R. ss.230.144A), for the account of another for which you have sole investment discretion, or for a trust of which you are the trustee, and

            (b) you are not purchasing the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act;

      provided, that this representation shall not be deemed to prejudice your right to

            (i) sell or  otherwise  dispose  of all or any part of the  Notes in
      compliance   with  the  Securities  Act  or  the  rules  and   regulations
      thereunder; and

            (ii) have control over the disposition of all of your assets to the fullest extent permitted or required by any applicable law.

      11.2  ERISA.

      You represent, with respect to the funds with which you are acquiring the Notes, and solely for purpose of determining whether such purchase is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the IRC), that all of such funds are from or are attributable to one or more of:

            (a) General Account -- your "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the IRC, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile;

            (b) Separate Account -- a "separate account" (as defined in section 3 of ERISA),

                  (i) 10%  Pooled  Separate  Account  -- in respect of which all requirements for an exemption under Department of Labor Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Notes,

                  (ii) Identified Plan Assets -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified, or

                  (iii) Guaranteed Separate Account -- that is maintained solely in connection with fixed contractual obligations of an insurance company, under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R. ss.2510.3-101(h)(1)
            (iii));

            (c) Qualified Professional Asset Manager -- an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of Department of Labor Prohibited Transaction Class Exemption 84-14) with respect to which the requirements of such exemption have been satisfied, provided that in making this representation, it is assumed that the conditions set forth in Part I(a), Part I(d) and Part I(e) of such Exemption have been satisfied;

            (d) Excluded Plan -- an employee benefit plan that is excluded from the provisions of section 406(a) of ERISA by virtue of section 4(b) of ERISA; or

            (e) Exempt Funds -- a separate investment account that is not subject to ERISA and no funds of which come from assets of an "employee benefit plan" or a "plan" or any other entity that is deemed to hold assets of an "employee benefit plan" or a "plan," ("employee benefit plan" is defined in section 3 of ERISA, and "plan" is defined in section 4975(e)(1) of the IRC).

12.   MISCELLANEOUS

      12.1  Communications.

            (a) Method; Address. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2, or at such other address of which the Company shall have notified each holder of Notes. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 5.1).

            (b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

      12.2  Reproduction of Documents.

      This Agreement and all documents of whatever nature relating hereto may be reproduced by any holder of Notes or the Company by any reasonable means. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes or the Company in the regular course of business). Nothing in this Section 12.2 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

      12.3  Survival.

      All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder at or prior to the Second Closing shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by the Purchaser. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms hereof shall constitute warranties and representations by the Company hereunder. All payment obligations of the Company hereunder (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the holders of the Notes) shall survive the payment of the Notes and the termination hereof.

      12.4  Successors and Assigns.

      This Agreement and the Notes shall inure to the benefit of and be binding upon and enforceable by the Company and the holders, from time to time, of the Notes, provided that the identity of the holders of the Notes shall be determined solely by reference to the register for the registration and transfer of Notes maintained pursuant to Section 5.1.

      12.5  Amendment and Waiver.

            (a) Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders (and, if required by applicable law or regulation, the NYSE); provided that no such amendment or waiver of any of the provisions of Section 1 through Section 3, inclusive, or any defined term to the extent used therein, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

                  (i) change the amount or time of any payment of  principal  or
            Make-Whole Amount or the rate or time of payment of interest;

                  (ii) amend or waive the provisions of Section 9.1(a),  Section
            9.2 or Section 9.3 or amend or waive any defined term to the extent used therein,

                  (iii) amend or waive the definition of "Required Holders," or

                  (iv) amend or waive this Section 12.5 or amend or waive any defined term to the extent used herein.

            (b)   Solicitation of Noteholders.

                  (i) Solicitation. The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 12.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

                  (ii) Payment.  The Company shall not,  directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for, or as an inducement to the entering into, by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration shall have been offered, or security shall have been offered, on the same terms, ratably to the holders of all Notes then outstanding.

                  (iii) Scope of  Consent.  Any  consent  made  pursuant to this
            Section 12.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder or holders.

            (c) Binding Effect. Except as provided in Section 12.5(b), any amendment or waiver consented to as provided in this Section 12.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

      12.6  Consent to Jurisdiction.

            (a) Consent to Jurisdiction. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THE FINANCING DOCUMENTS BROUGHT BY ANY HOLDER OF A NOTE AGAINST THE COMPANY OR ANY OF ITS PROPERTY, MAY BE BROUGHT BY SUCH HOLDER OF A NOTE IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK, AS SUCH HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND THE COMPANY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OR RIGHT OF ANY HOLDER OF A NOTE TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION AS MAY BE PERMITTED BY APPLICABLE LAW.

            (b) Service of Process. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THE FINANCING DOCUMENTS BROUGHT BY ANY HOLDER OF A NOTE AGAINST THE COMPANY OR ANY OF ITS PROPERTY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OR RIGHT OF ANY HOLDER OF A NOTE TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW.

      12.7  Expenses.

            (a) Closing Expenses. Whether or not the Notes are sold, the Company shall pay, at the First Closing and the Second Closing (if the Notes are sold, and otherwise upon receipt of any statement or invoice therefor), all reasonable fees, expenses and costs relating thereto incurred by you relating hereto, including, without limitation, the statement presented at the First Closing and the Second Closing by your special counsel for fees and disbursements incurred in connection herewith, each additional statement for fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the First Closing and the Second
      Closing in connection with the issuance of the Notes, and all expenses incurred by you on your behalf or the Company's behalf in complying with each of the conditions to closing set forth in Section 3.

            (b) Amendments and Waivers. The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees for one (1) firm of attorneys representing all of the holders of the Notes) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

            (c) Restructuring and Workout, Inspections. At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees of one (1) firm of attorneys representing all of the holders of the Notes and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes and in connection with inspections made pursuant to Section 8.4 (provided that at all other times inspections will be at the expense of the inspecting holder of Notes).

            (d) Collection. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes.

      12.8  Entire Agreement.

      This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms, except that this Section does not affect any document or agreement executed and delivered in connection with and in respect of the First Closing.

      12.9  Execution in Counterpart.

      This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

           [Remainder of Page Intentionally Blank. Next page is signature page.]

      If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                          Very truly yours,

                                          INTERSTATE/JOHNSON LANE, INC.



                                          By: /s/ James H. Morgan
                                             -------------------------------
                                             Name: James H. Morgan
                                             Title: President & Chief Executive
                                                    Officer


THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:  /s/ Gary A. Poliner
     ----------------------------
      Name: Gary A. Poliner
      Title: Vice President

                                  Form of Note

                          INTERSTATE/JOHNSON LANE, INC.

                     SENIOR SECURED NOTE DUE APRIL 15, 2007


Solely for purposes of Section 1275 of the Internal Revenue Code of 1986, it is the opinion of the Company that: the issue price of this instrument is: Fifteen Million Four Hundred Eleven Thousand Eight Hundred Forty-Three Dollars ($15,411,843): the amount of original issue discounts is: Five Hundred Eighty-Eight Thousand One Hundred Fifty-Seven Dollars ($588,157); the issue date is April 17, 1997; the yield to maturity is: 9.7%.

No. R-1                                                     PPN: 460892 A*3
$16,000,000                                                 April 17, 1997

      Interstate/Johnson Lane, Inc. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY or registered assigns the principal sum of SIXTEEN MILLION DOLLARS ($16,000,000) on April 15, 2007 and to pay interest computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eighty and ninety-five one-hundredths percent (8.95%) per annum, semi-annually on April 15 and October 15 in each year, commencing on the later of October 15, 1997 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal and make-Whole Amount, if any, and (to extent permitted by applicable law) on any overdue installment of interest, at a rate per annum equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of (i) two percent in excess of the stated rate or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its prime rate.

      Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement (defined below).

      This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Twenty-One Million Dollars ($21,000,000) pursuant to the Company's Note Purchase Agreement (the "Note Purchase Agreement"), dated as of April 15, 1997, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required prepayments on account of such Notes in accordance with the provision of the Note Purchase Agreement.

      This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

      Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

      The terms of this Note and the Note Purchase Agreements are subject to that certain Trust Indenture, dated as of April 15, 1997 among the Company and the other parties signatory thereto.

      THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

                                    INTERSTATE /JOHNSON LANE, INC.

                                    By: /s/ Edward C. Ruff
                                        -------------------------------
                                          Name:Edward C. Ruff
                                          Title: Vice President and
                                                 Chief Financial Officer